Exhibit 99.2

INSPERITY, INC.
EXECUTIVE SEVERANCE PLAN
PARTICIPATION AGREEMENT
This Participation Agreement (this “Agreement”) is entered into by and between Insperity, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Participant”), effective as of                          (the “Participation Effective Date”), pursuant to the Insperity, Inc. Executive Severance Plan, effective as of December 30, 2019, as it may be amended from time to time (the “Plan”), in accordance with the terms and conditions of the Plan. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.
In accordance with Section 3.1 of the Plan and subject to the timely execution and return of this Agreement to [ Title or Name ], as of the Participation Effective Date, the Participant is designated a [Tier 1][Tier 2][Tier 3] Participant under the Plan.
The Participant agrees that the terms and conditions of the Plan and this Agreement will govern the Participant’s eligibility for any Severance Benefits or Change in Control Severance Benefits provided under the Plan, and the Participant further acknowledges and agrees that:

1.	The Participant has received a copy of the Plan and has read and understood all of the terms and condition of the Plan.

2.
The payment or receipt of any Severance Benefits or Change in Control Severance Benefits is contingent upon, and subject to, the Participant’s execution and timely delivery to the Company (or its designee) of an effective and unrevoked waiver and release (in the form provided by the Company) of claims against the Company and other related parties.

3.
In exchange for participation in the Plan and the potential payment or receipt of any Severance Benefits or Change in Control Severance Benefits and receipt of Proprietary Information from the Company, the Participant is subject to, and will comply with, all of the restrictive covenants (the “Covenants”) set forth in Article V of the Plan, which are attached as Exhibit A to this Agreement. If the Committee (or its delegate) determines that the Participant has breached any of the Covenants, all remedies available under the Plan and by law shall be available to the Company, which may include Participant’s forfeiture or reimbursement of all or a portion of the Severance Benefits or Change in Control Severance Benefits subject to this Agreement, including injunctive relief.

The Plan and this Agreement are governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Texas, without regard to any choice of law principles that would result in the application of the laws of another jurisdiction, except to the extent preempted by U.S. federal law. If any dispute arises with respect to any action, suit or other legal proceeding pertaining to the Plan or to the interpretation of or enforcement of the Participant’s rights under the Plan, the Company and the Participant:

Dec 2019

(i)	agree that exclusive jurisdiction for any such suit, action or legal proceeding is the federal or state courts situated in Houston, Harris County, Texas;

(ii)	consent to the jurisdiction of each such court in any such suit, action or legal proceeding and will comply with all requirements necessary to give such court jurisdiction;

(iii)	waive any objection either may have to the laying of venue of any such suit, action or legal proceeding in any of such court; and

(iv)	waive all rights to a trial by jury.
Participation in the Plan and entering into this Agreement (x) do not create a contract of employment or provide for continuation of employment with the Company or any of its subsidiaries or other affiliates or (y) preclude the termination of the Participant’s employment at any time by the Company or, if applicable, any of its subsidiaries or other affiliates.
The Participant agrees and acknowledges that this Agreement and the Plan contain the entire understanding of the Participant and the Company with respect to Severance Benefits and Change in Control Severance Benefits provided under the Plan and that this Agreement supersedes and replaces any prior Participation Agreement (and any other prior or contemporaneous written or oral agreements or promises).

INSPERITY, INC.

By:
Name:
Title:

PARTICIPANT

Name:
Date:

Dec 2019

EXHIBIT A

INSPERITY, INC.
EXECTIVE SEVERANCE PLAN

PARTICIPATION AGREEMENT

Article V Restrictive Covenants

“5.1    Generally. A Participant’s right to Severance Benefits or Change in Control Severance Benefits shall be further conditioned upon his or her compliance with the provisions of this Article V and the Participation Agreement signed by such Participant and delivered to the Committee (or its delegate). In the event any Participant fails to comply with any of the provisions of this Article V or the Participation Agreement, such Participant shall repay to the Company any payments received pursuant to Section 4.2 and Section 4.3, and no further benefits shall be payable to such Participant under this Plan. For purposes of this Article V, the term “Company” means the Company and its Subsidiaries.
5.2    Definitions. As used in this Article V, the following terms shall have the following meanings:
(a)    “Business” means any business in which the Company is engaged or in which the Company has taken material steps to engage during the prior two years of such Participant’s Employment.
(b)    “Competing Business” means Automatic Data Processing, Inc., Paychex, Inc., TriNet Group, Inc., each of their subsidiaries and any other person or entity which, wholly or in any significant part, engages in any business competing with the Business in the Restricted Area.
(c)    “Governmental Authority” means any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or any statutory or regulatory body thereof.
(d)    “Legal Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement of any Governmental Authority.
(e)    “Non-Compete Period” means, with respect to any Participant, (i) the period during which such Participant is employed by the Company and (ii) (A) during the applicable Severance Period if the Participant’s Termination Date occurs prior to the Protected Period and (B) during the twenty-four (24) month period for a Tier 1 Participant or Tier 2 Participant and eighteen (18) month period for a Tier 3 Participant following the Participant’s Termination Date, if the Participant’s Termination Date occurs during the Protected Period.

(f)    “Non-Solicit Period” means, with respect to any Participant, the period during which such Participant is employed by the Company and extending until twenty-four (24) months following such Participant’s Termination Date.
(g)    “Proprietary Information” includes all confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to the business of the Company, whether in written or electronic form of writings, correspondence, notes, drafts, records, maps, invoices, technical and business logs, policies, computer programs, disks or otherwise. Proprietary Information does not include information that is or becomes publicly known through lawful means.
(h)    “Restricted Area” means, with respect to any Participant, any state or, if outside the United States, any country or subdivision thereof in which the Company (i) is then currently engaged in the Business, (ii) has engaged in the Business during the prior two years of such Participant’s Employment, or (iii) is actively pursuing business opportunities for the Business, and in each such case such Participant either (x) received Proprietary Information about the Company’s operations in such location or (y) worked in such location during the prior two years of such Participant’s Employment.
5.3    Confidential Treatment. Each Participant acknowledges and agrees that he or she has acquired, and will in the future acquire as a result of his or her Employment or otherwise, Proprietary Information of the Company which is of a confidential or trade secret nature, and all of which has a great value to the Company and is a substantial basis and foundation upon which the Company’s business is predicated. Accordingly, other than in the legitimate performance of the Participant’s job duties, each Participant agrees:
(a)    to regard and preserve as confidential at all times all Proprietary Information;
(b)    to refrain from publishing or disclosing any part of the Proprietary Information and from using, copying or duplicating it in any way by any means whatsoever; and
(c)    not to use on such Participant’s own behalf or on behalf of any third party or to disclose the Proprietary Information to any person or entity without the prior written consent of the Company.
5.4    Property of the Company. Each Participant acknowledges that all Proprietary Information and other property of the Company which such Participant accumulates during such Participant’s Employment are the exclusive property of the Company. Upon the termination of a Participant’s Employment, or at any time upon the Company’s request, such Participant shall surrender and deliver to the Company (and not keep, recreate or furnish to any third party) any and all work papers, reports, manuals, documents and the like (including all originals and copies thereof) in such Participant’s possession which contain Proprietary Information relating to the business, prospects or plans of the Company. Further, each Participant agrees to search for and delete all

Company information, including Proprietary Information, from his or her computer, smartphone, tablet, or any other personal electronic storage devices, other than payroll information or other financial information that the Participant may need for his or her tax filings, and, upon request, certify to the Company that the Participant has completed this search and deletion process.
5.5    Cooperation. Each Participant agrees that, following any termination of his or her Employment, such Participant will not disclose or cause to be disclosed any Proprietary Information, unless (in any such case) required by court order. Pursuant to the Defend Trade Secrets Act of 2016, no Participant shall be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of any Proprietary Information that (i) is made (A) in confidence to a Federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company may seek the assistance, cooperation or testimony of the applicable Participant following any such termination in connection with any investigation, litigation or proceeding arising out of matters within the knowledge of such Participant and related to his or her Employment, and in such instance, such Participant shall provide such assistance, cooperation or testimony and the Company shall pay such Participant’s reasonable costs and expenses in connection therewith.
5.6    Non-Competition; Non-Solicitation.
(a)    Each Participant and the Company agree to the non-competition and non-solicitation provisions of this Section 5.6: (i) in consideration for the Proprietary Information provided by the Company to such Participant; and (ii) to protect the Proprietary Information of the Company disclosed or entrusted to such Participant by the Company or created or developed by such Participant for the Company, the business goodwill of the Company developed through the efforts of such Participant and the business opportunities disclosed or entrusted to such Participant by the Company.
(b)    Subject to the exceptions set forth in Section 5.6(c), each Participant expressly covenants and agrees that, during the Non-Compete Period: (i) such Participant will refrain from carrying on or engaging in, directly or indirectly, any Competing Business in the Restricted Area; and (ii) such Participant will not, directly or indirectly, own, manage, operate, join, become an employee, partner, owner or member of (or an independent contractor to), control or participate in or loan money to, sell or lease equipment to or sell or lease real property to any person or entity that engages in a Competing Business in the Restricted Area.
(c)    Notwithstanding the restrictions contained in Section 5.6(b), any Participant may own an aggregate of not more than 1% of the outstanding capital stock or other equity security of any class of any corporation or other entity engaged in a Competing Business, if such capital stock or other equity security is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of Section 5.6(b), provided that such Participant does not have the power, directly or indirectly, to control or direct the management or affairs of any such corporation or other entity and is not involved in the management of such corporation or entity.
(d)    Each Participant further expressly covenants and agrees that, during the Non-Solicit Period, such Participant will not: (i) engage or employ, or solicit or contact with a view to the engagement or employment of, any person who is an officer or employee of the Company; or (ii) canvass, solicit, approach or entice away or cause to be canvassed, solicited, approached or enticed away from the Company any person who or which is or was a customer of the Company, during the prior two years of such Participant’s Employment, and either (x) about which such Participant received Proprietary Information or (y) with which such Participant had contact or dealings on behalf of the Company.
(e)    Each Participant expressly recognizes that he or she is a key employee and an important member of management who will be provided with access to Proprietary Information and trade secrets as part of such Participant’s Employment and that the restrictive covenants set forth in this Article V are reasonable and necessary in light of such Participant’s position and access to the Proprietary Information.
5.7    Non-Disparagement. Each Participant agrees that, following any termination of his or her Employment, such Participant will not disparage, orally or in writing, the Company, the management of the Company, any product or service provided by the Company or the future prospects of the Company.
5.8    Relief. Each Participant and the Company agree and acknowledge that the limitations as to time, geographical area and scope of activity to be restrained as set forth in this Article V are reasonable and do not impose any greater restraint than is necessary to protect the legitimate business interests of the Company. Each Participant and the Company also acknowledge that money damages would not be sufficient remedy for any breach of this Article V by such Participant, and the Company shall be entitled to enforce the provisions of this Article V by terminating any Severance Payment or Change in Control Severance Payment then owing to such Participant under this Plan or otherwise, taking action to recoup any Severance Payment or Change in Control Severance Payment already paid, and to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article V but shall be in addition to all remedies available at law or in equity, including the recovery of damages from a Participant and such Participant’s agents. However, if it is determined that such Participant has not committed a breach of this Article V, then the Company shall resume the payments and benefits due under this Plan and pay to such Participant all payments and benefits that had been suspended pending such determination.
5.9    Reasonableness; Enforcement. Each Participant acknowledges and agrees that the geographic scope and duration of the covenants contained in this Article V are fair and reasonable in light of: (a) the nature and wide geographic scope of the operations of the Business; (b) such Participant’s level of control over and contact with the Business in all jurisdictions in which it is conducted; (c) the fact that the Business is conducted throughout the Restricted Area; and (d) the amount of compensation and Proprietary Information that such Participant is receiving in connection with the performance of such Participant’s duties for the Company. It is the desire and intent of each Participant and the Company that the provisions of this Article V be enforced to the fullest extent permitted under applicable Legal Requirements, whether now or hereafter in effect and, therefore, to the extent permitted by applicable Legal Requirements, such Participant and the Company hereby waive the application of any provision of applicable Legal Requirements that would render any provision of this Article V invalid or unenforceable, in whole or in part.
5.10    Reformation. The Company and each Participant agree that the foregoing restrictions are reasonable under the circumstances and that any breach of the covenants contained in this Article V would cause irreparable injury to the Company. Each Participant expressly represents that enforcement of the restrictive covenants set forth in this Article V will not impose an undue hardship upon such Participant or any person or entity affiliated with such Participant. Further, each Participant acknowledges that such Participant’s skills are such that such Participant can be gainfully employed in non-competitive employment, and that the restrictive covenants will not prevent such Participant from earning a living. Nevertheless, if any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced.
5.11    Protected Disclosures. Notwithstanding any provision to the contrary in this Plan, nothing in this Plan prohibits any Participant from reporting possible violations of law or regulation to any governmental agency or entity, including the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Plan limits the Participant’s ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. Additionally, each Participant and the Company acknowledge and agree that such Participant does not need the prior authorization of the Company to make any such reports or disclosures and such Participant is not required to notify the Company or any of its affiliates that such Participant has made such reports or disclosures.
5.12    Survivability. The provisions of Article V of the Plan shall survive any termination of the Plan and shall remain applicable to any Participant who ceases to qualify for benefits under the Plan.”

---------- The above Section 5.12 is the end of Article V ----------

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